INTEGRITY VIKING FUNDS

CODE OF ETHICS

AND

STATEMENT ON INSIDER TRADING

CODE OF ETHICS

INTEGRITY VIKING FUNDS

Rule 17j-1 (the “Rule”) under the Investment Company Act of 1940 (the “Act”) requires registered investment companies (“investment companies”) and their investment advisers, sub-advisers and principal underwriters to adopt written codes of ethics designed to prevent fraudulent trading by those persons covered under the Rule.  The Rule also makes it unlawful for certain persons, including any officer or director of an investment company, in connection with the purchase or sale by such person of a security held or to be acquired by an investment company to:

(1)        employ any device, scheme or artifice to defraud the investment company;

(2)        make to the investment company any untrue statement of a material fact or omit to state to the investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(3)        engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the investment company; or

(4)        engage in any manipulative practice with respect to the investment company.

The Rule also requires that each investment company and its affiliates use reasonable diligence and institute procedures reasonably necessary to prevent violations of its code of ethics.

In addition to the Rule, the Insider Trading and Securities Fraud Enforcement Act of 1988 (“ITSFEA”) requires that all investment advisers and broker-dealers establish, maintain, and enforce written policies and procedures designed to detect and prevent the misuse of material nonpublic information by such investment adviser and/or broker-dealer.  Section 204A of the Investment Advisers Act of 1940 (the “Advisers Act”) states that an investment adviser must adopt and disseminate written policies with respect to ITSFEA, and an investment adviser must also vigilantly review, update, and enforce them.  Section 204A provides that every person subject to Section 204 of the Advisers Act shall be required to establish procedures to prevent insider trading.

Rule 204A-1 under the Investment Advisers Act of 1940 (“the Advisers Act”), which is effective February 1, 2005, requires registered investment advisers and sub-advisers to adopt written codes of ethics designed to prevent fraudulent trading by those persons covered under the Rule.

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Attached to this Code of Ethics (“Code”) as Exhibit A is a Statement on Insider Trading.  Any investment adviser who acts as such for the Fund and any broker-dealer who acts as the principal underwriter for the Fund must comply with the policy and procedures outlined in the Statement on Insider Trading unless such investment adviser or principal underwriter has adopted a similar policy and procedures with respect to insider trading, which are determined by the Fund’s Board to comply with ITSFEA’s requirements.

This Code is being adopted by the Fund (1) for implementation with respect to covered persons of the Fund and (2) for implementation by each “investment adviser” to the Fund as that term is defined in the Act (each such investment adviser being deemed an “investment adviser” for purposes of this Code) and for each principal underwriter (“Principal Underwriter”) for the Fund unless such Investment Adviser or Principal Underwriter has adopted a code of ethics and plan of implementation thereof which is determined by the Fund’s Board to comply with the requirements of the Rule and to be sufficient to effectuate the purpose and objectives of the Rule.

The personal trading activity by access persons of unaffiliated sub-advisers shall be governed by the Code of Ethics and Statement on Insider Trading of the applicable sub-adviser, provided that each such sub-adviser’s Code of Ethics meet the requirements of Rule 17j-1 under the 1940 Act, is in the best interests of the shareholders and is determined by the Fund’s Board to comply with the requirements of the Rule and to be sufficient to effectuate the purpose and objectives of the Rule.

STATEMENT OF GENERAL PRINCIPLES

This Code is based on the principle that the officers, directors/trustees, and employees of the Fund and the officers, governors, and employees of the Fund’s investment adviser owe a fiduciary duty to the shareholders of the Fund and, therefore, the Fund’s and investment adviser’s personnel must place the shareholders’ interests ahead of their own.  The Fund’s and investment adviser’s personnel must also avoid any conduct which could create a potential conflict of interest and must ensure that their personal securities transactions do not in any way interfere with the Fund’s portfolio transactions and that they do not take inappropriate advantage of their positions.  All persons covered by this Code must adhere to these general principles as well as the Code’s specific provisions, procedures, and restrictions.  In addition, all employees must comply with all other applicable federal securities laws.

DEFINITIONS

For purposes of this Code:

“Access Person” means any director/trustee, officer, employee, or Advisory Person of the Fund or those persons who have an active part in the management, portfolio selection, or underwriting functions of the Fund, or who, in the course of their normal duties, obtain prior information about the Fund’s purchases or sales of securities (i.e. traders and analysts.  The Access Persons of the firm are listed in Exhibit G.

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“Advisory Person” With respect to an investment adviser, an Advisory Person means any governor, officer, general partner, or employee who, in connection with his/her regular functions or duties, makes, participates in, or obtains current information regarding the purchase or sale of a security by the Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales, including any natural person in a control relationship to the Fund who obtains current information concerning recommendations made with regard to the purchase or sale of a security by the Fund.  Under this definition, Advisory Person would include: (i) personnel with direct responsibility and authority to make investment decisions affecting a Fund (such as portfolio managers); (ii) personnel who provide information and advice to such portfolio managers (such as research/securities analysts); and (iii) personnel who assist in executing investment decisions for a Fund (such as traders).

For the purposes of this Code, an Advisory Person is also considered an Access Person.

“Non-Access Fund Personnel” are all other employees of Integrity Viking Funds not covered under any of the aforementioned classifications of personnel and, in most cases, do not have to pre-clear or report their security transactions.

“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  An automatic investment plan includes a dividend reinvestment plan.

“Board” means either the Board of Directors or the Board of Trustees, as the case may be, of the Fund.

“Fund” means any mutual fund or series of any mutual fund in the Integrity Viking Funds group, whether one or more funds or series of a Fund are involved.

“Portfolio Manager” means an employee of an investment adviser or sub-adviser entrusted with the direct responsibility and authority to make investment decisions affecting the Fund.  The Portfolio Managers are listed in Exhibit H.

“Beneficial Ownership” is as defined in Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder which, generally speaking, encompass those situations where the beneficial owner has the right to enjoy some economic benefits which are substantially equivalent to ownership regardless of who is the registered owner.  This includes:

(i)                 securities which a person holds for his or her own benefit either in bearer form, registered in his or her own name, or otherwise, regardless of whether the securities are owned individually or jointly;

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(ii)               securities held in the name of a member of his or her immediate family sharing the same household;

(iii)             securities held in the name of an investment club of which the person is a member;

(iv)             securities held by a trustee, executor, administrator, custodian, or broker;

(v)               securities owned by a general partnership of which the person is a member or a limited partnership of which such person is a general partner;

(vi)             securities held by a corporation which can be regarded as a personal holding company of a person; and

(vii)           securities recently purchased by a person and awaiting transfer into his or her name.

“Chief Compliance Officer” means a person appointed that title by the Board of Governors of the Investment Adviser pursuant to Rule 206(4)-7 under the Advisers Act or a person appointed that title by the Board of Directors/Trustees of a Fund pursuant to Rule 38a-1 under the Act and shall not include a Compliance Officer as defined herein.

“Covered Security” has the meaning set forth in Section 2(a) (36) of the Act, except that it does not include shares of registered open-end investment companies with the exception of the purchase and/or sale of fund shares of any of the Integrity Viking Funds, securities issued by the Government of the United States or by Federal agencies which are direct obligations of the United States, bankers’ acceptances, bank certificates of deposits, and commercial paper.  A future or an option on a future is deemed to be a security subject to this Code.

“Compliance Officer” means an employee of the Investment Adviser and/or Principal Underwriter of a Fund who has been appointed such position by the adviser or underwriter, but shall not include a Chief Compliance Officer as defined herein.

“Reportable Fund” means any Fund advised by the Investment Adviser, and any Fund whose Investment Adviser or Principal Underwriter is controlled by Corridor Investors, LLC, the parent company.

“Reportable Security” means any personal transaction in a covered security that must be reported to the Chief Compliance Officer of the Investment Adviser after execution of a trade (see Exhibit E for examples).

“Security Requiring Pre-clearance” means any personal transaction in a reportable covered security that must be pre-cleared by the Chief Compliance Officer of the Investment Adviser prior to execution of a trade (see Exhibit E for examples).

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“Purchase or sale of a security” includes the writing of an option to purchase or sell a security.

A security is “being considered for purchase or sale” or is “being purchased or sold” when a recommendation to purchase or sell the security has been made by an investment adviser and such determination has been communicated to the Fund.  With respect to the investment adviser making the recommendation, a security is being considered for purchase or sale when an officer, governor, or employee of such investment adviser seriously considers making such a recommendation.

Solely for purposes of this Code, any agent of the Fund charged with arranging the execution of a transaction is subject to the reporting requirements of this Code as to any such security as and from the time the security is identified to such agent as though such agent were an investment adviser hereunder.

Note:  An officer or employee of the Fund or an investment adviser whose duties do not include the advisory functions described above, who does not have access to the advisory information contemplated above, and whose assigned place of employment is at a location where no investment advisory services are performed for the Fund is not an “Advisory Person” or an “Access Person” unless actual advance knowledge of a covered transaction is furnished to such person. Such personnel will be considered “Non-Access Fund Personnel” and will be subject to the requirements of this Code as such.

PROHIBITED TRANSACTIONS

Access Persons shall not engage in any act, practice, or course of conduct which would violate the provisions of the Rule set forth above.  No Access Person shall purchase or sell, directly or indirectly, any security in which he/she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which, to his/her actual knowledge, at the time of such purchase or sale (i) is being considered for purchase or sale by the Fund, or (ii) is being purchased or sold by the Fund; except that the prohibitions of this section shall not apply to:

(1)        purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

(2)        purchases or sales which are nonvolitional on the part of either the Access Person or the Fund;

(3)        purchases which are part of an automatic dividend reinvestment or other plan established by the Access Person prior to the time the security involved came within the purview of this Code;

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(4)               purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

(5)               purchases or sales that are pre-cleared in writing and approved by the Chief Compliance Officer as (a) clearly not economically related to securities to be purchased or sold or held by the Fund and (b) not representing any danger of the abuses proscribed by Rule 17j-1 of the Act, but only after the prospective purchaser has identified to the Chief Compliance Officer all relevant factors of which he/she is aware of regarding any potential conflict between his/her transaction and securities held or to be held by the Fund.

PROHIBITED TRANSACTIONS BY ACCESS PERSONS

No Access Person shall:

(a)        acquire any securities in an initial public offering; or

(b)        acquire securities in a private placement without prior written approval of the Chief Compliance Officer or other officer designated by the Board.

In considering a request to invest in a private placement, the Chief Compliance Officer will take into account, among other factors, whether the investment opportunity should be reserved for the Fund and whether the opportunity is being offered to the Access Person by virtue of their position with the Fund.  Should an Access Person be authorized to acquire securities through a private placement, they shall, in addition to reporting the transaction on the quarterly report to the Fund, disclose the interest in that investment to other Access Persons participating in that investment decision if and when they play a part in the Fund’s subsequent consideration of an investment in that issuer.  In such a case, the Fund’s decision to purchase securities of that issuer will be subject to an independent review by an Access Person who has no personal interest in the issuer.

BLACKOUT PERIODS

No Access Person shall execute a securities transaction on a day during which the Fund has a pending “buy” or “sell” order in that same security until that order is executed or withdrawn.  In addition, a Portfolio Manager is expressly prohibited from purchasing or selling a security within seven (7) calendar days before or after the Fund that he manages trades in that security.

The foregoing prohibition of personal transactions during the seven-day period following the execution of a transaction for the Fund shall not apply with respect to a security when the Portfolio Manager certifies in writing to the Chief Compliance Officer that the Fund’s trading program in that security is complete.  Each transaction authorized by the Chief Compliance Officer pursuant to this provision shall be reported to the Board by the Chief Compliance Officer at the Board’s next regular meeting.

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Should an Access Person trade within the proscribed period, such trade should be canceled if possible.  If it is not possible to cancel the trade, all profits from the trade must be disgorged, and the profits will be paid to a charity selected by the Access Person and approved by the officers of the Fund.

The prohibitions of this section shall not apply to:

(1)          purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control if the person making the investment decision with respect to such account has no actual knowledge about the Fund’s pending “buy” or “sell” order;

(2)          purchases or sales which are nonvolitional on the part of either the Access Person or the Fund;

(3)          purchases which are part of an automatic dividend reinvestment or other plan established by the Access Person prior to the time the security involved came within the purview of this Code; and

(4)          purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

(5)          purchases or sales that are pre-cleared in writing by the Chief Compliance Officer as (a) clearly not economically related to securities to be purchased or sold or held by the Fund and (b) not representing any danger of the abuses proscribed by Rule 17j-1 of the Act, but only after the prospective purchaser has identified to the Chief Compliance Officer all relevant factors of which he/she is aware of regarding any potential conflict between his/her transaction and securities held or to be held by the Fund.

PERSONAL INTEREST

No Advisory Person shall make a recommendation regarding the purchase or sale of a security for a Fund or participate in the discussions of the Portfolio Management Team with regard to the potential purchase or sale of a security for a Fund if that Advisory Person has a beneficial ownership interest in the same (or equivalent) securities of such issuer.  Additionally, no Advisory Person shall place a portfolio trade for a Fund nor intentionally defer a recommendation to purchase or sell a portfolio security for purposes of personal gain.

SHORT-TERM TRADING

No Access Person shall profit from the purchase and sale or sale and purchase of the same (or equivalent) securities which are owned by the Fund or which are of a type suitable for purchase by the Fund within sixty (60) calendar days.  Any profits realized on such short-term trades must be disgorged, and the profits will be paid to a charity selected by the Access Person and approved by the officers of the Fund.  The Chief Compliance Officer or other officer designated by the Board may permit in writing exemptions to the prohibition of this section on a case-by-case basis when no abuse is involved and the equities of the circumstances support an exemption.

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GIFTS

No Access Person shall accept a gift or other thing of more than one hundred dollars in value (“gift”) from any person or entity that does business with or on behalf of the Fund if such gift is in relation to the business of the employer of the recipient of the gift.  In addition, any Access Person who receives an unsolicited gift or a gift of an unclear status under this section shall promptly notify the Chief Compliance Officer and accept the gift only upon written approval of the Chief Compliance Officer.

SERVICE AS A DIRECTOR

No Access Person shall serve as a director of a publicly-traded company absent prior written authorization from the Fund Board based upon a determination that such board service would not be inconsistent with the interests of the Fund and its shareholders.

PRE-CLEARANCE AND REPORTING REQUIREMENTS

1.         All Access Persons shall obtain prior authorization before executing a personal securities transaction in a Reportable Security requiring pre-clearance.  Exhibit E attached to this Code provides a list of those securities that require pre-clearance.  Access Persons must submit a Pre-clearance Form (Exhibit I) to the Chief Compliance Officer (or his designee), and the Chief Compliance Officer must give his authorization prior to an Access Person placing a purchase or sell order with a broker.  Should the Chief Compliance Officer deny the request, he will give a reason for the denial.  Approval of a request will remain valid for two (2) business days from the date of the approval.*

*          The Board has determined that placement of a limit order constitutes a transaction requiring approval, and the limit order must be placed within two days from the date of approval.  Implementation of a limit order in accordance with its approved terms is a ministerial act, which occurs in the future by the terms of the limit order and does not require approval.  A change of terms in, or withdrawal of, a standing limit order is an investment decision for which clearance must be obtained.

2.         All Access Persons shall instruct their brokers to supply the Chief Compliance Officer, on a timely basis, with duplicate copies of confirmations of all personal securities transactions and copies of all periodic statements for all securities accounts. These documents will be utilized to monitor and maintain compliance with this Code.

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3.         Access Persons, other than directors/trustees and officers required to report their personal securities transactions to a registered investment adviser pursuant to Rule 204A-1 under the Advisers Act, as amended, shall submit quarterly transaction reports showing all transactions in reportable securities as defined herein in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership.

4.         Each director/trustee who is not an “interested person” of the Fund as defined in the Act shall pre-clear and submit quarterly transaction reports as required under subparagraph 3 above, but only for transactions in reportable securities where at the time of the transaction the director knew, or in the ordinary course of fulfilling his/her official duties as a director/trustee should have known, that during the fifteen (15)-day period immediately preceding or following the date of the transaction by the director/trustee such security was purchased or sold by the Fund or was being considered for purchase or sale by the Fund or its investment adviser.

5.         Every quarterly transaction report required to be made under subparagraphs 3 and 4 above shall be made not later than thirty (30) days after the end of the calendar quarter and shall cover all transactions during the quarter.  The report shall contain the following information concerning any transaction required to be reported therein:

(a)                the date of the transaction;

(b)               the title and number of shares, and as applicable the exchange ticker symbol or CUSIP number;

(c)                the principal dollar amount involved;

(d)               the nature of the transaction (i.e. purchase, sale, or other type of acquisition or disposition);

(e)                the price at which the transaction was effected;

(f)                the name of the broker, dealer, or bank with or through whom the transaction was effected; and

(g)               the date the report is submitted.

6.         The Chief Compliance Officer shall identify all Access Persons and Non-Access Fund Personnel, who have a duty to make the reports required hereunder (as applicable), shall inform each such person of such duty, and shall receive and review all reports required hereunder.

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7.         Any employee or officer of a Fund or the Investment Adviser or Principal Underwriter of the Fund shall promptly report any violation he or she uncovers to the Chief Compliance Officer [Rule 204A-1(a)(4)].  The Chief Compliance Officer shall promptly report to the Fund’s Board (a) any apparent violation of the prohibitions contained in this Code and (b) any reported transactions in a security which was purchased or sold by the Fund within fifteen (15) days before or after the date of the reported transaction.

8.         The Fund’s Board or a committee of directors/trustees created by the Board for that purpose shall consider reports made to the Board hereunder and shall determine whether or not this Code has been violated and what sanctions, if any, should be imposed.

9.                  This Code, a list of all persons required to make reports hereunder from time to time, a copy of each report made by Access Persons and Non-Access Fund Personnel (as applicable), each memorandum made by the Chief Compliance Officer hereunder, and a record of any violation hereof and any action taken as a result of such violation shall be maintained by the Investment Adviser or Fund as required under the Rule.

(a)        Initial Holdings Reports.

Upon the commencement of employment of a person who would be deemed to fall within the definition of “Access Person” (other than disinterested directors/trustees) that person must disclose all personal securities holdings to the Chief Compliance Officer. The Initial Holdings Report must be submitted to the Fund, investment adviser or principal underwriter no later than 10 days after the person becomes an access person, and the information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person.

(b)        Annual Holdings Reports.

All Access Persons (other than disinterested directors/trustees) must report, on an annual basis, all personal securities holdings. The information included on the Annual Holdings Report must be current as of a date no more than 45 days prior to the date the report is submitted.

(c)              Contents of Initial and Annual Holdings Reports.

Each holdings report must contain:

(i)         the title and type of security, and as applicable the exchange ticker symbol or CUSIP number,

(ii)               number of shares,

(iii)             principal dollar amount of each reportable security in which the Access Person has any direct or indirect beneficial ownership;

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(iv)             the name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person’s direct or indirect benefit; and

(v)               the date the Access Person submits the report.

(d)             Annual Certification.

At least annually, all Access Persons and Non-Access Fund Personnel will be required to certify that they (a) have read and understand the Code; (b) recognize that they are subject to the requirements outlined therein; (c) have complied with the requirements of the Code; (d) have disclosed and reported all personal securities transactions involving reportable securities required to be disclosed; and (e) have disclosed all personal securities holdings.

(e)        Annual Compliance Report.

The Chief Compliance Officer shall prepare an annual report to the Fund’s Board.  Such report shall (a) include a copy of the Fund’s Code; (b) summarize existing procedures concerning personal investing and any changes in the Code’s policies or procedures during the past year; (c) identify any violations of the Code; and (d) identify any recommended changes in existing restrictions, policies, or procedures based upon the Fund’s experience under the Code, any evolving industry practices, or developments in applicable laws or regulations.

10.              An Access Person need not submit:

(a)        Any report with respect to securities held in accounts over which the Access Person had no direct or indirect influence or control; or

(b)        A transaction report with respect to transactions effected pursuant to an automatic investment plan; or

(c)        A transaction report if the report would duplicate information contained in broker trade confirmations or account statements that the Investment Adviser holds in his or her records so long as the Investment Adviser receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

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Exhibit A

STATEMENT ON INSIDER TRADING

The Insider Trading and Securities Fraud Enforcement Act of 1988 (“ITSFEA”) requires that all investment advisers and broker-dealers establish, maintain, and enforce written policies and procedures designed to detect and prevent the misuse of material nonpublic information by such investment adviser and/or broker-dealer or any person associated with the investment adviser and/or broker-dealer.

Section 204A of the Investment Advisers Act of 1940 (the “Advisers Act”) states that an investment adviser must adopt and disseminate written policies with respect to ITSFEA, and an investment adviser must also vigilantly review, update, and enforce them.  Section 204A provides that every person subject to Section 204 of the Advisers Act shall be required to establish procedures to prevent insider trading.

Each investment adviser which acts as such for the Fund and each broker-dealer which acts as principal underwriter for the Fund has adopted the following policy, procedures, and supervisory procedures in addition the Fund's Code of Ethics.  Throughout this document the investment advisers and principal underwriters collectively are called the “Providers”.

SECTION I.  POLICY

The purpose of this Section 1 is to familiarize the officers, trustees/governors, and employees of the Providers with issues concerning insider trading and to assist them in putting into context the policy and procedures on insider trading.

Policy Statement:

No person to whom this Statement on Insider Trading applies, including officers, trustees/governors, and employees, may trade, either personally or on behalf of others (such as mutual funds and private accounts managed by a Provider) while in the possession of material nonpublic information; nor may any officer, trustee/governor, or employee of a Provider communicate material nonpublic information to others in violation of the law.  This conduct is frequently referred to as “insider trading”.  This policy applies to every officer, trustee/governor, and employee of a Provider and extends to activities within and outside their duties as a Provider.  It covers not only personal transactions of covered persons, but also indirect trading by family, friends, and others or the nonpublic distribution of inside information from you to others.  Every officer, trustee/governor, and employee must read and retain a copy of this policy statement.  Any questions regarding the policy and procedures should be referred to the Chief Compliance Officer.

The term “insider trading” is not defined in the Federal securities laws but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an “insider”) or the communications of material nonpublic information to others who may then seek to benefit from such information.

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While the law concerning insider trading is not static, it is generally understood that the law prohibits:

(a)          trading by an insider, while in possession of material nonpublic information, or

(b)          trading by a non-insider, while in the possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; or

(c)          communicating material nonpublic information to others.

The elements of insider trading and the penalties for such unlawful conduct are discussed below.

1.  Who is an insider?  The concept of “insider” is broad. It includes officers, trustees/governors, and employees of a company. In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes.  A temporary insider can include, among others, a company’s attorneys, accountants, consultants, bank lending officers, and the employees of such organizations.  In addition, an investment adviser may become a temporary insider of a company it advises or for which it performs other services. According to the Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential, and the relationship must at least imply such a duty before the outsider will be considered an insider.

2.  What is material information?  Trading on inside information can be the basis for liability when the information is material.  In general, information is “material” when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers, trustees/governors, and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

3.  What is nonpublic information?  Information is nonpublic until it has been effectively communicated to the marketplace.  One must be able to point to some fact to show that the information is generally public.  For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal, or other publications of general circulation would be considered public.  (Depending on the nature of the information and the type and timing of the filing or other public release, it may be appropriate to allow for adequate time for the information to be “effectively” disseminated).

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4.  Reason for liability.  (a) Fiduciary duty theory.  In 1980 the Supreme Court found that there is no general duty to disclose before trading on material nonpublic information but that such a duty arises only where there is a direct or indirect fiduciary relationship with the issuer or its agents.  That is, there must be a relationship between the parties to the transaction such that one party has a right to expect that the other party will disclose any material nonpublic information or refrain from trading.  (b) Misappropriation theory.  Another basis for insider trading liability is the “misappropriation” theory, where liability is established when trading occurs on material nonpublic information that was stolen or misappropriated from any other person.

5.  Penalties for insider trading.  Penalties for trading on or communicating material nonpublic information are severe, both for individuals and their employers.  A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation.  Penalties include:

*          civil injunctions

*          treble damages

*          disgorgement of profits

*          jail sentences

*          fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited

*          fines for the employer or other controlling person of up to the greater of $1 million or three times amount of the profit gained or loss avoided

In addition, any violation of this policy statement can be expected to result in serious sanctions by a Provider, including dismissal of the persons involved.

SECTION II.  PROCEDURES

The following procedures have been established to aid the officers, trustees/governors, and employees of a Provider in avoiding insider trading and to aid in preventing, detecting, and imposing sanctions against insider trading.  Every officer, trustee/governor, and employee of a Provider must follow these procedures or risk serious sanctions including dismissal, substantial personal liability, and/or criminal penalties.  If you have any questions about these procedures, you should consult the Chief Compliance Officer.

1.  Identifying inside information.  Before trading for yourself or others, including investment companies or private accounts managed by a Provider, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

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(i.)     Is the information material?  Is this information that an investor would consider important in making his or her investment decisions?  Is this information that would substantially affect the market price of the securities if generally disclosed?

(ii.)    Is the information nonpublic?  To whom has this information been provided?  Has the information been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal, or other publications of general circulation?

If, after consideration of the above, you believe that the information is material and nonpublic or if you have questions as to whether the information is material and nonpublic, you should take the following steps:

(a)        Report the matter immediately to the Chief Compliance Officer.

(b)        Do not purchase or sell the security on behalf of yourself or others, including investment companies or private accounts managed by a Provider.

(c)        Do not communicate the information to anybody, other than the Chief Compliance Officer.

(d)       After the Chief Compliance Officer has reviewed the issue, you will be instructed to either continue the prohibitions against trading and communication or you will be allowed to communicate the information and then trade.

2.  Personal security trading.  All officers, trustees/governors, and employees of a Provider (other than officers, trustees/governors, and employees who are required to report their securities transactions to a registered investment company in accordance with a Code of Ethics) shall submit to the Chief Compliance Officer, on a quarterly basis or at such lesser intervals as may be required from time to time, a report of every reportable securities transaction in which they, their families (including the spouse, minor children, and adults living in the same household as the officer, trustee/governor, or employee), and trusts of which they are trustees or in which they have a beneficial interest have participated.  The report shall include the name of the security, date of the transaction, quantity, price, and broker-dealer through which the transaction was effected.  All officers, trustees/governors, and employees must also instruct their brokers to supply the Chief Compliance Officer, on a timely basis, with duplicate copies of confirmations of all personal securities transactions and copies of all periodic statements for all securities accounts.

3.  Restricting access to material nonpublic information. Any information in your possession that you identify as material and nonpublic may not be communicated other than in the course of performing your duties to anyone, including persons within the company, except as provided in paragraph 1 above.  In addition, care should be taken so that such information is secure.  For example, files containing material nonpublic information should be sealed; access to computer files containing material nonpublic information should be restricted.

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4.  Resolving issues concerning insider trading.  If, after consideration of the items set forth in paragraph 1, doubt remains as to whether information is material or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the Chief Compliance Officer before trading or communicating the information to anyone.

SECTION III.  SUPERVISION

The role of the Chief Compliance Officer is critical to the implementation and maintenance of this Statement on Insider Trading.  These supervisory procedures can be divided into two classifications:  (1) the prevention of insider trading, and (2) the detection of insider trading.

1.  Prevention of insider trading:

To prevent insider trading, the Chief Compliance Officer should:

(a)        answer promptly any questions regarding the Statement on Insider Trading;

(b)        resolve issues of whether information received by an officer, trustee/governor, or employee is material and nonpublic;

(c)        review and ensure that officers, trustees, and employees review, at least annually, and update as necessary, the Statement on Insider Trading; and

(d)       when it has been determined that an officer, trustee/governor, or employee has material nonpublic information,

(i)         implement measures to prevent dissemination of such information, and

(ii)        if necessary, restrict officers, trustees/governors, and employees from trading the securities.

2.  Detection of insider trading:

To detect insider trading, the Chief Compliance Officer should:

            (a)        review the trading activity reports filed by each officer, trustee/governor, and employee to ensure no trading took place in securities in which the Provider has material nonpublic information;

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(b)        review the trading activity of the mutual funds managed by the investment adviser and the mutual funds for which the broker-dealer acts as principal underwriter; and

(c)        coordinate, if necessary, the review of such reports with other appropriate officers, trustees, or employees of a Provider and the Fund.

3.  Special reports to management:

Promptly upon learning of a potential violation of the Statement on Insider Trading, the Chief Compliance Officer must prepare a written report to management of the Provider and provide a copy of such report to the Board providing full details and recommendations for further action.

4.  Annual reports:

On an annual basis, the Chief Compliance Officer of each Provider will prepare a written report to the management of the Provider and provide a copy of such report to the Board setting forth the following:

(a)        a summary of the existing procedures to detect and prevent insider trading;

(b)        full details of any investigation, either internal or by a regulatory agency, of any suspected insider trading and the results of such investigation; and

(c)        an evaluation of the current procedures and any recommendations for improvement.

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Exhibit B

INTEGRITY VIKING FUNDS

CODE OF ETHICS

INITIAL REPORT

To the Chief Compliance Officer of Viking Fund Management:

1.       I hereby acknowledge receipt of a copy of the Code of Ethics for Integrity Viking Funds.

2.       I have read and understand the Code and recognize that I am subject thereto in the capacity of “Access Person.”

3.       Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve Integrity Viking Funds, such as any economic relationship between my transactions and securities held or to be acquired by Integrity Viking Funds.

4.               As of the date below, I had a direct or indirect beneficial ownership in the following securities:

   Ticker or Title                                                                    Principal ($) Amount          Broker/Dealer or Bank

Symbol of Security                 Number of Shares                 of Shares Held                 Maintaining Account

Date:_________________  Signature:__________________________________

        Print Name:_________________________________

Revised 8/3/2020

Exhibit C

INTEGRITY VIKING FUNDS

CODE OF ETHICS

ANNUAL REPORT

To the Chief Compliance Officer of Viking Fund Management:

1.                  I have read and understand the Code of Ethics and recognize that I am subject thereto in the capacity of “Access Person.”

2.         I hereby certify that during the year ended December 31, 2019, I have complied with requirements of the Code, and I have reported all securities transactions required to be reported pursuant to the Code.

3.         Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve Integrity Viking Funds, such as any economic relationship between my transactions and securities held or to be acquired by Integrity Viking Funds.

4.         As of December 31, 2019, I had a direct or indirect beneficial ownership in the following securities:

   Ticker or Title                                                                    Principal ($) Amount              Broker/Dealer or Bank

Symbol of Security                 Number of Shares                 of Shares Held                     Maintaining Account

Date:______________           Signature:__________________________________

                                               Print Name:_________________________________

Revised 8/3/2020

Exhibit D

INTEGRITY VIKING FUNDS

Securities Transactions Report

For the Calendar Quarter Ended: December 31, 2019

To the Chief Compliance Officer of Viking Fund Management:

During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics adopted by Integrity Viking Funds.

Security

Date of Trans-action	No. of Shares	Dollar Amount of Trans-action	Nature of Trans-action (buy, sell, etc.)	Price	Broker/Dealer Or Bank Through Whom Effected

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve Integrity Viking Funds, such as the existence of any economic relationship between my transactions and securities held or to be acquired by Integrity Viking Funds.

Date: ____________       Signature:_______________________________________

                                      Print Name:_______________________________________

Revised 8/3/2020

Exhibit E

Reportable Securities and Securities Requiring Pre-Clearance

The following table illustrates the types of securities that are generally considered to be “reportable securities” and/or “securities requiring pre-clearance” when being considered for purchase or sale by an Access Person.  This table does not contain an all-inclusive list of the aforementioned securities, and under certain circumstances, securities which might ordinarily not require pre-clearance may have to be pre-cleared. For this reason, any doubts or questions you may have should be directed to the Chief Compliance Officer of Viking Fund Management or his designee for clarification.

Types of Securities	Reportable Securities	Securities Requiring Pre-Clearance
Municipal bonds, notes and debentures	Yes	Yes
Corporate bonds, notes and debentures	Yes	Yes
Direct obligations of the Government of the United States	No	No
Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements	No	No
Shares issued by open-end Funds (other than Reportable Funds)	No	No
Shares issued by Reportable Funds	Yes	No
Shares issued by closed-end Funds	Yes	No
Options on a stock market index and options on futures	Yes	Yes
Securities acquired upon merger, recapitalizations or non-volitional transactions	Yes	No
IPOs or private placement securities	Yes	Yes

All securities not previously mentioned, including but not limited to:

-equity stock (common, preferred and options)

-foreign securities

-ETF’s

-limited partnership interests

-rights and warrants

-securities acquired through exercise of rights,

 warrants and options

	Yes	Yes

Revised 8/3/2020

Exhibit F

List of Integrity Mutual Funds

The Integrity Funds

Integrity Growth & Income Fund

Integrity High Income Fund

Integrity Mid-North American Resources Fund

Integrity Dividend Harvest Fund

Integrity Energized Dividend Fund

Integrity Short Term Government Fund

Viking Mutual Funds

Viking Tax-Free Fund for Montana

Viking Tax-Free Fund for North Dakota

Kansas Municipal Fund

Maine Municipal Fund

Nebraska Municipal Fund

Oklahoma Municipal Fund

Revised 8/3/2020

Exhibit G

List of Access and Non-Access Persons

Access Persons:

Compliance

Portfolio Managers

Pricing Analyst

Interested Fund Trustees/Officers

Fund Accounting

Information Services

Research Analysts

Non-Access Fund Personnel:

Independent Fund Trustees

Human Resources

Transfer Agency

Marketing

Graphics

Fund Administration Specialist

Wholesalers (Internal/External)

Revised 8/3/2020

Exhibit H

List of Portfolio Managers

The Integrity Funds

Integrity Growth & Income Fund               -                       Josh Larson

                                                                                                Trey Welstad

Integrity Mid-North American Resources Fund                Shannon Radke

                                                                                                Mike Morey

Integrity Dividend Harvest Fund                -                       Shannon Radke

                                                                                                Josh Larson

                                                                                                Mike Morey

                                                                                                Trey Welstad

Integrity Energized Dividend Fund            -                       Shannon Radke

                                                                                                Mike Morey

                                                                                                Trey Welstad

Viking Mutual Funds

Viking Tax-Free Fund for Montana           -                       Radke/Larson

Viking Tax-Free Fund for North Dakota                           Radke/Larson

Kansas Municipal Fund                                                       Radke/Larson

Maine Municipal Fund                                                         Radke/Larson

Nebraska Municipal Fund                                                   Radke/Larson

Oklahoma Municipal Fund                                                  Radke/Larson

Sub-Adviser Portfolio Managers

The Integrity Funds

Integrity High Income Fund                        -                       Rob Cook/Thomas Hauser

Integrity Short Term Government Fund    -                       Lu/Clancy/Persoons

Revised 8/3/2020

Exhibit I

SECURITY TRANSACTION PRE-CLEARANCE FORM

(1)   Name of Access Person requesting authorization:  _________________________________________

(2)   Transaction Type:  Purchase _______    Sale _______    Other _______________________________

(3)   Name of security:  _____________________________________________________________

(4)      Quantity (shares/units) to be purchased or sold:  __________________________

(5)      Registration to be listed on security:  ___________________________________________________

(6)      B/D transaction to be placed through:  __________________________________________________

(7)	Do you possess any material nonpublic information regarding the security or the issuer of the security?	☐ Yes ☐ No ☐ N/A
(8)	To your knowledge, are the securities or "equivalent" securities (i.e., securities issued by the same issuer) held by any Fund?	☐ Yes ☐ No ☐ N/A
(9)	To your knowledge, are there any outstanding purchase or sell orders for this security (or any equivalent security) by any Fund?	☐ Yes ☐ No ☐ N/A
(10)	To your knowledge, are the securities (or equivalent securities) being considered for purchase or sale by any Fund?	☐ Yes ☐ No ☐ N/A
(11)	Are the securities being acquired in an Initial Public Offering or Private Placement?	☐ Yes ☐ No ☐ N/A
(12)

Has any account you managed, purchased or sold these securities (or equivalent securities) within the past seven calendar days or do you expect the account to purchase or sell these securities (or equivalent securities) within seven calendar days after your purchase or sale?

☐ Yes ☐ No ☐ N/A
(13)	Have you purchased or sold these securities (or equivalent securities) in the prior 60 days?	☐ Yes ☐ No

NOTE: Duplicate confirmations and statements are requested for all transactions.

________________________________________          ____________________________________

Requesting Party Signature                                                Print Name

Authorized by: _____________________________________                     Date: _______________________

Comments:

Revised form 11/22/10